                                                                    EXHIBIT 99.2

                             JOINT FILING AGREEMENT

                               November 14, 2013

        Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange
Act or any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the Securities and Exchange Commission
(and, if such security is registered on a national securities exchange, also with the exchange) and further agrees to the filing, furnishing and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

        IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

        Date: November 14, 2013      STONE HOUSE CAPITAL MANAGEMENT, LLC

                                     By:    /s/ Mark Cohen
                                            -----------------------------------
                                     Name:  Mark Cohen
                                     Title: Managing Member

                                     SH CAPITAL PARTNERS, L.P.

                                     By:    Stone House Capital Management, LLC
                                     Its:   General Partner

                                     By:    /s/ Mark Cohen
                                            -----------------------------------
                                     Name:  Mark Cohen
                                     Title: Managing Member

                                     MARK COHEN

                                     /s/ Mark Cohen
                                     ------------------------------------------